UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FLEETMATICS GROUP PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 9, 2016, Fleetmatics Group PLC, a public limited company incorporated in Ireland (the “Company”) published the announcement set forth below.

On September 9, 2016, the Company published the “Equity Award Holder Communication” set forth below for delivery to the holders of awards under the Fleetmatics Amended and Restated 2004 Share Option Plan and the Fleetmatics Amended and Restated 2011 Stock Option and Incentive Plan and to the holders of purchase rights under the Fleetmatics Employee Stock Purchase Plan.

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NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

For immediate release

9 September 2016

Recommended Acquisition of Fleetmatics Group PLC by Verizon Communications Inc.

Announcement re Posting of Scheme Document and Court Meeting

On 1 August 2016, Fleetmatics Group PLC (“Fleetmatics”) and Verizon Communications Inc. (“Verizon”) announced that they had reached agreement on the terms of a recommended acquisition of Fleetmatics by Verizon Business International Holdings B.V. (“Bidco”), an indirect wholly-owned subsidiary of Verizon (the “Acquisition”). The Acquisition will be effected by means of a scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014 (the “Scheme”).

Fleetmatics announces that it has today posted to Fleetmatics shareholders a scheme circular relating to the Acquisition (the “Scheme Document”). The Scheme Document sets out, amongst other things, the full terms and conditions of the Scheme, information required under Section 452 of the Companies Act 2014 and details of the action to be taken by Fleetmatics shareholders.

Furthermore, notices convening the meeting to consider the Scheme pursuant to section 450 of the Companies Act 2014 (the “Court Meeting”) and the related extraordinary general meeting (the “EGM”) are contained in the Scheme Document. The Court Meeting will commence at 8.00 a.m. on 12 October 2016 at the offices of Maples and Calder, 75 St. Stephen’s Green, Dublin 2, Ireland. The EGM will follow the Court Meeting at the same venue on the same date at 8.15 a.m. (or, if later, as soon thereafter as the Court Meeting has concluded or been adjourned).

Fleetmatics shareholders should carefully read the Scheme Document in its entirety before making a decision with respect to the Scheme. Fleetmatics shareholders of record are strongly urged to complete, sign and return proxy cards as soon as possible. Fleetmatics shareholders whose shares are held in “street name” should instruct their brokerage firm, bank, dealer or other similar organisation how to vote using the voting instruction form provided by such brokerage firm, bank, dealer or other similar organisation. All references to time in this announcement are to Dublin time.

For further information please contact:

Brian Norris

Fleetmatics, VP of Investor Relations

+1 781 577 4657

brian.norris@fleetmatics.com

The directors of Fleetmatics accept responsibility for the all information contained in this announcement. To the best of the knowledge and belief of the directors of Fleetmatics (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any restricted jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the parties to the Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

Under the provisions of Rule 8.3 of the Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in, 1% or more of any class of “relevant securities” of Fleetmatics, all “’dealings” in any “relevant securities” of Fleetmatics (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3.30 p.m. (Irish time) on the “business” day following the date of the relevant transaction. This requirement will continue until the date on which the “offer period” ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Fleetmatics, they will be deemed to be a single person for the purposes of Rule 8.3 of the Takeover Rules.

Under the provisions of Rule 8.1 of the Takeover Rules, all “dealings” in “relevant securities”’ of Fleetmatics by Verizon or Bidco or by any party acting in concert with either of them, or by any person acting in concert with Fleetmatics, must also be disclosed by no later than 12 noon (Irish time) on the “business” day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.

A copy of this announcement will be available on the Fleetmatics website at ir.fleetmatics.com.

Cautionary Statement Regarding Forward-Looking Statements

This information contained in this document contains forward-looking statements. These statements are based on estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include estimated or anticipated future results, or other non-historical facts concerning Fleetmatics and its subsidiaries. Forward-looking statements also include those preceded or followed by the words “will”, “may”, “could”, “would”, “to be”, “might”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “future”, “positioned”, “potential”, “intend”, “continue”, “remain”, “scheduled”, “outlook”, “set to”, “subject to”, “upcoming”, “target” or similar expressions. For those statements, Fleetmatics claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in Fleetmatics’ filings with the Securities and Exchange Commission (“SEC”), including those discussed in Fleetmatics’s Annual Report on Form 10-K for the year ended December 31, 2015 and Amendment No. 1 thereto under the heading “Risk Factors,” as updated from time to time by Fleetmatics’s Quarterly Reports on Form 10-Q and other documents of Fleetmatics on file with the SEC or in the proxy statement to Fleetmatics Shareholders dated September 8, 2016 (the “Proxy”) setting out the terms of the Scheme. There may be additional risks that neither Fleetmatics nor Verizon presently know or that Fleetmatics and Verizon currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Fleetmatics’s and Verizon’s expectations, plans or forecasts of future events and views as of the date of this report. Fleetmatics and Verizon anticipate that subsequent events and developments will cause Fleetmatics’s and Verizon’s assessments to change. However, while Fleetmatics and Verizon may elect to update these forward-looking statements at some point in the future, Fleetmatics and Verizon specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Fleetmatics’s and Verizon’s assessments as of any date subsequent to the date of this report.

Important Additional Information to be Filed with the SEC

Fleetmatics, Verizon and Bidco are parties to the Transaction Agreement (as defined in the Proxy). In connection with the Acquisition, Fleetmatics has filed with the SEC and will mail or otherwise provide to its shareholders the Proxy regarding the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY (INCLUDING THE SCHEME DOCUMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUISITION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy (including the Scheme Document) and other documents filed by Fleetmatics with the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Proxy (including the Scheme Document) and other documents filed by Fleetmatics at ir.fleetmatics.com or by calling 781.577.4657.

Participants in the Solicitation

Fleetmatics and its directors, officers and employees may be considered participants in the solicitation of proxies from Fleetmatics shareholders in respect of the transactions contemplated by this report. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Fleetmatics shareholders in connection with the proposed transactions, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Proxy and other relevant materials to be filed with the SEC. Information concerning the interests of Fleetmatics’s participants in the solicitation, which may, in some cases, be different than those of Fleetmatics’s shareholders generally, is set forth in the materials filed by Fleetmatics with the SEC, including in the proxy statement for Fleetmatics’s 2016 Annual General Meeting of Shareholders, which was filed with the SEC on June 22, 2016, as supplemented by other Fleetmatics filings with the SEC, and as set forth in the Proxy.

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THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about this offer, you should consult an independent financial adviser who, if you are taking advice in Ireland, is authorised or exempted under the European Communities (Markets in Financial Instruments) Regulations 2007 (S.I. No. 60 of 2007) (as amended) or the Investment Intermediaries Act 1995 (as amended) or, if you are not taking advice in Ireland, is an appropriately authorised independent financial adviser.

This document should be read in conjunction with the proxy statement to Fleetmatics Shareholders dated 8 September 2016 (the “Proxy”) setting out the terms of a recommended Acquisition of Fleetmatics for cash by means of a Scheme of Arrangement under Part 9 of the Companies Act 2014 and, unless the context otherwise requires, terms defined in the Proxy shall have the same meaning in this document.

Equity Award Holder Communication

in connection with the Recommended Acquisition for Cash

of

FLEETMATICS GROUP PLC

by

VERIZON BUSINESS INTERNATIONAL HOLDINGS B.V.,

AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

VERIZON COMMUNICATIONS INC.

to be implemented by means of a Scheme of Arrangement

under Chapter 1 of Part 9 of the Companies Act 2014

This document does not constitute an offer to purchase, sell, subscribe for or exchange or the solicitation of an offer to purchase, sell, subscribe for or exchange any securities in any jurisdiction pursuant to the Acquisition or otherwise.

The release, publication or distribution of this document and any accompanying documents in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted

Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Verizon, Bidco and Fleetmatics disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any action taken in relation to the Acquisition should be taken only on the basis of all of the information contained in this document, the Proxy and any other document by which the Acquisition and Scheme are effected.

The attention of Fleetmatics Equity Award Holders and participants in the Fleetmatics ESPP, who are resident in, or citizens of, or who have a contractual or legal obligation to forward this document to Persons in Restricted Jurisdictions, is drawn to paragraph 10 in Part 3 (Information Required under Section 452 of the Act) of the Proxy.

Any Person who is interested in 1% or more of relevant Fleetmatics securities may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the Offer Period (being 1 August 2016). Further detail on these requirements is contained in the Proxy.

The Fleetmatics Directors accept responsibility for the information contained in this document other than information relating to Verizon, Bidco, the Verizon Group, the Verizon Directors and members of their immediate families, related trusts and persons connected with them for which the Verizon Directors accept responsibility. To the best of the knowledge and belief of the Fleetmatics Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Verizon Directors and the Bidco Directors accept responsibility for the information contained in this document relating to Verizon, Bidco, the Verizon Group, the Verizon Directors, the Bidco Directors and their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Verizon Directors and the Bidco Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

This information contained in this document contains forward-looking statements. These statements are based on estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include estimated or anticipated future results, or other non-historical facts concerning Fleetmatics and its subsidiaries. Forward-looking statements also include those preceded or followed by the words “will”, “may”, “could”, “would”, “to be”, “might”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “future”, “positioned”, “potential”, “intend”, “continue”, “remain”, “scheduled”, “outlook”, “set to”, “subject to”, “upcoming”, “target” or similar expressions. For those statements, Fleetmatics claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in Fleetmatics’ filings with the Securities and Exchange Commission (“SEC”), including those discussed in Fleetmatics’s Annual Report on Form 10-K for the year ended December 31, 2015 and Amendment No. 1 thereto under the heading “Risk Factors,” as updated from time to time by Fleetmatics’s Quarterly Reports on Form 10-Q and other documents of Fleetmatics on file with the

SEC or in the Proxy. There may be additional risks that neither Fleetmatics nor Verizon presently know or that Fleetmatics and Verizon currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Fleetmatics’s and Verizon’s expectations, plans or forecasts of future events and views as of the date of this report. Fleetmatics and Verizon anticipate that subsequent events and developments will cause Fleetmatics’s and Verizon’s assessments to change. However, while Fleetmatics and Verizon may elect to update these forward-looking statements at some point in the future, Fleetmatics and Verizon specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Fleetmatics’s and Verizon’s assessments as of any date subsequent to the date of this report.

This document contains forward-looking statements. These statements are based on estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include Verizon and the combined group’s estimated or anticipated future results, or other non-historical facts. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, Verizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in Verizon’s filings with the SEC, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: integration of Fleetmatics acquisition and benefits of the Fleetmatics acquisition; the risk that the required regulatory approvals for the proposed transaction are not obtained, are delayed or are subject to conditions that are not anticipated; the anticipated size of the markets and continued demand for Fleetmatics’ products; adverse conditions in the U.S. and international economies; the effects of competition in the markets in which Verizon or Fleetmatics operate; material changes in technology or technology substitution; disruption of Verizon or Fleetmatics’ key suppliers’ provisioning of products or services; changes in the regulatory environment, including any increase in restrictions on Verizon’s ability to operate its networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; Verizon’s high level of indebtedness; an adverse change in the ratings afforded Verizon’s debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement Verizon’s or the combined group’s business strategies; the inability to realize the benefits of Verizon’s or the combined group’s strategic acquisitions; those discussed in Fleetmatics’ Annual Report on Form 10-K for the year ended December 31, 2015 and Amendment No. 1 thereto under the heading “Risk Factors,” as updated from time to time by Fleetmatics’ Quarterly Reports on Form 10-Q and other documents of Fleetmatics on file with the SEC or in the Proxy; and those discussed in Verizon’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Verizon’s Quarterly Reports on Form 10-Q and other documents of Verizon on file with the SEC. There may be additional risks that neither Fleetmatics nor Verizon presently know or that Fleetmatics and Verizon currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Fleetmatics’ and Verizon’s expectations, plans or forecasts of future events and views as of the date of this communication. Fleetmatics and Verizon anticipate that subsequent events and developments will cause Fleetmatics’ and Verizon’s assessments to change. However, while Fleetmatics and Verizon may elect to update these forward-looking statements at some point in the future, Fleetmatics and Verizon specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Fleetmatics’ and Verizon’s assessments as of any date subsequent to the date of this communication.

Fleetmatics, Verizon and Bidco are parties to the Transaction Agreement (as defined in the Proxy). In connection with the Acquisition, Fleetmatics has filed with the SEC and will mail or otherwise provide to its shareholders the Proxy regarding the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY (INCLUDING THE SCHEME DOCUMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUISITION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy (including the Scheme Document) and other documents filed by Fleetmatics with the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Proxy (including the Scheme Document) and other documents filed by Fleetmatics at ir.fleetmatics.com or by calling 781.577.4657.

Verizon, Fleetmatics and their respective directors, officers and employees may be considered participants in the solicitation of proxies from the Fleetmatics Shareholders in respect of the transactions contemplated by this document. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Fleetmatics Shareholders in connection with the proposed transactions, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy and will be set forth in other relevant materials to be filed with the SEC or, in the case of Verizon’s directors, officers and employees, in the materials filed by Verizon with the SEC, including in the proxy statement for Verizon’s 2016 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2016, as supplemented by other Verizon filings with the SEC. Information concerning the interests of Fleetmatics’ participants in the solicitation, which may, in some cases, be different than those of Fleetmatics’ shareholders generally, is set forth in the materials filed by Fleetmatics with the SEC, including in the proxy statement for Fleetmatics’ 2016 Annual General Meeting of Shareholders, which was filed with the SEC on June 22, 2016, as supplemented by other Fleetmatics filings with the SEC, and the Proxy.

Joint Letter from Fleetmatics and BidCo

Verizon Business International Holdings B.V.

H.J.E. Wenckenbachweg 123

Amsterdam 1096 AM

The Netherlands

Bidco Directors:

Johan C. Schoeman,

Trust International Management (T.I.M.) B.V.,

Erik W. Van Dijk

William P. Van Saders

Fleetmatics Group Plc,

Floors 1 and 2, Block C

Cookstown Court, Cookstown Industrial Estate

Belgard Road

Tallaght

Dublin 24,

Ireland

Registered Number: 516472

Fleetmatics Directors:

James M. Travers (Chairman)

Andrew G. Flett

Brian Halligan

James F. Kelliher

Allison Mnookin

Jack Noonan

Vincent R. De Palma

Liam Young

9 September 2016

To the holders of Fleetmatics Options and Fleetmatics Share Awards under the Fleetmatics Amended and Restated 2004 Share Option Plan (the “2004 Plan”) and/or the Fleetmatics Amended and Restated 2011 Stock Option and Incentive Plan (the “2011 Plan”) and to the holders of purchase rights under the Fleetmatics’ Employee Stock Purchase Plan (the “Fleetmatics ESPP” and, together with the 2004 Plan and the 2011 Plan, the “Fleetmatics Share Plans”)

Dear Fleetmatics Equity Award Holders and participants in the Fleetmatics ESPP (together, the “Addressees”)

1	Introduction

1.1	On 1 August 2016, Fleetmatics Group PLC (“Fleetmatics”) and Verizon Communications Inc. (“Verizon”) announced that they had reached agreement on the terms of a recommended acquisition of Fleetmatics by Verizon Business International Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“Bidco”), an indirect wholly-owned subsidiary of Verizon. A copy of the Proxy (dated 8 September 2016) is enclosed, which sets out the terms under which it is proposed that Fleetmatics will be acquired by Bidco by way of scheme of arrangement. A copy of the Proxy is also available from http://ir.fleetmatics.com and http://www.verizon.com/about/investors/.

1.2	Subject to the conditions and further terms set out in Part 5 (Conditions and Further Terms of the Acquisition and the Scheme) of the Proxy, under the terms of the Acquisition, Scheme Shareholders will receive:

U.S.$60.00 in cash for each Fleetmatics Share (the “Consideration”)

1.3	We are writing to advise you of the effect the Scheme will have on your Fleetmatics Options, Fleetmatics Share Awards, your rights under the Fleetmatics Share Plans and your rights under the Fleetmatics ESPP.

1.4	Immediately prior to the Effective Time, the Fleetmatics Share Plans will be terminated by Fleetmatics and all Fleetmatics Options and Fleetmatics Share Awards, whether vested or unvested, that are outstanding and unexercised as of immediately prior to the Effective Time will, at the Effective Time, automatically (and without any action on the part of the holder thereof) be cancelled and terminated and automatically converted into the right of the holder thereof to receive the consideration set forth below, if any and as applicable, upon the terms and subject to the conditions set forth in the Transaction Agreement and summarised below.

2	Fleetmatics Options Granted under the Fleetmatics Share Plans

2.1	Effective as of the Effective Time, each Fleetmatics Option that is outstanding and unexercised immediately prior to the Effective Time and whether vested (including, as a result of any applicable vesting acceleration) or unvested, will, without any further action on the part of any holder thereof, be cancelled, terminated and converted into the right of the former holder of such Fleetmatics Option to receive, for each Fleetmatics Ordinary Share then subject to such Fleetmatics Option, the Consideration, without interest and less the exercise price and any required withholdings applicable to such Fleetmatics Option (the “Option Consideration”) which will be made or caused to be made by Bidco as of, or within 30 days after, the Effective Time.

2.2	If the exercise price per Ordinary Share of any Fleetmatics Option (whether or not vested) that is outstanding as of immediately prior to the Effective Time exceeds the Consideration, such Fleetmatics Option will be cancelled as of the Effective Time without the payment of any amount or other consideration in respect thereof.

2.3	Following the Effective Time, any such cancelled Fleetmatics Option will no longer be exercisable for Fleetmatics Ordinary Shares and will only entitle the holder of such Fleetmatics Option to the Option Consideration.

2.4	Pursuant to the 2004 Plan and the 2011 Plan, the administrators of the 2004 Plan (being the Fleetmatics Directors or a committee thereof) (the “2004 Administrators”) and the administrators of the 2011 Plan (being the Fleetmatics Directors or a committee thereof comprised of not less than two non-employee independent directors) (the “2011 Administrators”) are, in each case, authorised to cancel the Fleetmatics Options and convert them into rights to receive the Option Consideration on the terms set out above. In accordance with the 2004 Plan and the 2011 Plan, as applicable, the 2004 Administrators and the 2011 Administrators will take all required steps to implement the procedure set out above. You therefore do not need to take any action in respect of your Fleetmatics Options in order to receive the Option Consideration payable in respect of them.

2.5	It should be noted that in the event that, for whatever reason, the Acquisition is not completed, there will be no change in the rights you enjoy under the 2004 Plan and/or the 2011 Plan and you will continue to hold your Fleetmatics Options subject to their existing terms and conditions.

3	Fleetmatics Share Awards Granted under the Fleetmatics Share Plans

3.1	Effective as of the Effective Time, each Fleetmatics Share Award that is outstanding and vested immediately prior to the Effective Time (including, as a result of any applicable vesting acceleration) will, without any further action on the part of any holder thereof, be cancelled, extinguished and converted into the right of the former holder of such Fleetmatics Share Award to receive the Consideration, without interest and less any required withholdings applicable to such Fleetmatics Share Award (the “Vested Share Consideration”), which will be paid or caused to be paid by Bidco as of, or within thirty (30) days after, the Effective Time.

3.2	Each Fleetmatics Share Award that is outstanding and unvested immediately prior to the Effective Time (any such Fleetmatics Share Award, an “Unvested Share Award”) will, without any further action on the part of any holder thereof, be cancelled, extinguished and converted into the right of the former holder of such Unvested Share Award to receive, following the Effective Time, a cash amount equal to the Consideration, without interest and subject to applicable Tax withholding (if any) (the “Unvested Share Award Consideration”), payable at such time or times as set forth in the Transaction Agreement and summarised in paragraph 3.3 below.

3.3	All amounts payable with respect to any Unvested Share Award will:

(a)	be deemed earned and vested on the date(s) on which such Unvested Share Award would otherwise have vested in accordance with the vesting schedule that applied to such Unvested Share Award immediately prior to the Effective Time (including any applicable acceleration provisions, except as otherwise agreed to by Verizon and such former holder in writing), subject to satisfaction of all applicable vesting conditions on or prior to such vesting date(s); and

(b)	be paid by Verizon or its designee, less any applicable withholding taxes and in accordance with its payroll procedures, no later than thirty (30) days following the vesting date(s) of such Unvested Share Award, provided, however, that:

(a)	any performance measures applicable to such Unvested Share Award will be deemed to have been satisfied as of the Effective Time as if 100% of the applicable performance targets have been achieved and thereafter such Unvested Share Award will continue to vest based upon the otherwise applicable time-based vesting schedule subject to acceleration as provided in the Transaction Agreement and summarised in this paragraph 3.3; and

(b)	if prior to the time at which such Unvested Share Award is fully vested a holder’s employment with Fleetmatics and its Subsidiaries is terminated either:

(i)	without Cause (as defined in the Transaction Agreement); or

(ii)	by reason of the holder’s disability or death,

then the Unvested Share Award Consideration will be payable to such holder with respect to such unvested portion of such Unvested Share Award (together with any other amounts due pursuant to the terms of the Transaction Agreement and summarised in this paragraph 3.3 but not yet actually paid) promptly following such termination of employment.

3.4	Pursuant to the 2011 Plan under which all Fleetmatics Share Awards are granted, the 2011 Administrators are authorised to cancel the Fleetmatics Share Awards and replace them with rights to receive the Vested Share Award Consideration and/or the Unvested Share Award Consideration on the terms set out above. In accordance with the 2011 Plan, the 2011 Administrators will take all required steps to implement the procedure set out above. You therefore do not need to take any action in respect of your Fleetmatics Share Awards in order to receive the Vested Share Award Consideration and/or the Unvested Share Award Consideration payable in respect of them.

3.5	It should be noted that in the event that, for whatever reason, the Acquisition is not completed, there will be no change in the rights you enjoy under the 2011 Plan and you will continue to hold your Fleetmatics Share Awards subject to their existing terms and conditions.

4	Implementation

Prior to the Effective Time, Fleetmatics, the 2004 Administrators and the 2011 Administrators will take all necessary actions, including obtaining appropriate resolutions of Fleetmatics’ Board (or applicable committee thereof), providing all notices, obtaining any necessary consents and taking all other actions necessary or desirable to effect the termination of the Fleetmatics Share Plans and awards outstanding thereunder, which notices, resolutions, consents and other written materials will be subject to the review and approval of Verizon, which will not be unreasonably withheld, conditioned or delayed.

All documents and remittances sent to Addressees (or in accordance with their directions) will be despatched at their own risk.

5	Amendment of Articles

A special resolution will be put before the Fleetmatics Shareholders at the EGM convened in relation to the Scheme proposing that the Memorandum and Articles of Association of Fleetmatics be amended so that any Fleetmatics Shares allotted following the EGM will (depending on when they are allotted) either be subject to the terms of the Scheme or acquired by Bidco for the same consideration. Nothing in that amendment will prohibit the sale (whether on a stock exchange or otherwise) of any Fleetmatics Shares issued on the exercise of Fleetmatics Options or vesting or settlement of Fleetmatics Share Awards following the EGM but prior to the sanction of the Scheme by the High Court.

6	Fleetmatics ESPP

6.1	The Fleetmatics Board has determined that subject to and conditional on the Scheme becoming effective the Fleetmatics ESPP will be terminated in accordance with the terms of the Fleetmatics ESPP on the Effective Date of the Scheme.

6.2	The offering period under the Fleetmatics ESPP ongoing as of the date of the Transaction Agreement (being 30 July 2016) will be the final offering period under the Fleetmatics ESPP and the currently outstanding purchase rights under the Fleetmatics ESPP will be exercised on the earlier of:

(a)	the next regularly scheduled Exercise Date (as defined in the Fleetmatics ESPP) under the Fleetmatics ESPP; or

(b)	the date that is seven Business Days prior to the Effective Date,

(the earlier of (a) or (b), the “Final Enrolment Date”) and any participant payroll deductions not applied to the purchase of Fleetmatics Ordinary Shares on the Final Enrolment Date will be returned to participants pursuant to the terms of the Fleetmatics ESPP.

6.3	Therefore, if you are a participant in the Fleetmatics ESPP (provided your participation has not ceased by the Final Enrolment Date by your withdrawal or otherwise) your outstanding purchase rights under the Fleetmatics ESPP will be exercised on the Final Enrolment Date and Fleetmatics Shares will be allotted and issued pursuant to the terms of the Fleetmatics ESPP. Fleetmatics Shares resulting from these Fleetmatics purchase rights under the Fleetmatics ESPP will fall under the Scheme as Scheme Shares.

6.4	No individual participant in the Fleetmatics ESPP is permitted to increase the amount of an existing election, or make a new election, with respect to payroll deductions thereunder.

6.5	Therefore, if you remain a participant in the Fleetmatics ESPP until the Final Enrolment Date, you will receive the Consideration available under the Scheme for the Fleetmatics Shares allotted to you pursuant to the Fleetmatics ESPP, subject to applicable tax withholding.

7	Tax Implications

7.1	The cancellation of Fleetmatics Options and Fleetmatics Share Awards under the Fleetmatics Share Plans, the exercise of purchase rights under the Fleetmatics ESPP, the receipt of the Consideration, the Option Consideration, the Vested Share Award Consideration and/or the Unvested Share Award Consideration and the disposal of Fleetmatics Shares will have tax implications and you should take your own local tax advice (as required) regarding the tax implications for you.

8	Action

8.1	You do not need to take any action in order to receive the Consideration the Option Consideration, the Vested Share Award Consideration and/or the Unvested Share Award Consideration (as applicable) in the manner detailed above.

8.2	If you are in any doubt as to the contents of this letter, you should consult an appropriately authorised financial advisor.

8.3	If you require any further information in respect of the Scheme or the details set out above, or if you have mislaid your copy of the Proxy, and would like a copy, you should contact the Assistant Company Secretary at Fleetmatics Group Plc Floors 1 and 2, Block C, Cookstown Court, Cookstown Industrial Estate, Belgard Road, Tallaght, Dublin 24, Ireland.

9	Definitions and Interpretation

Defined terms in this letter have the same meaning as the Proxy unless otherwise specified. The provisions set out in Schedule 1 to this letter form part of this letter.

10	Recommendation

10.1	The Fleetmatics Board has unanimously recommended to Fleetmatics Shareholders to vote in favour of the Acquisition and the Scheme (as set out in the Proxy). The Fleetmatics Board having been advised by Morgan Stanley (financial adviser to Fleetmatics), consider the terms set out in this letter to holders of Fleetmatics Options, holders of Fleetmatics Share Awards and participants in the Fleetmatics ESPP to be fair and reasonable.

Yours faithfully

/s/ James M. Travers	/s/ William P. Van Saders
James M. Travers For and on behalf of Fleetmatics	William P. Van Saders For and on behalf of Bidco

Schedule 1

1	Accidental omission to dispatch this document or failure to receive the same by, any person to whom the communication is addressed or should be made shall not invalidate the communication or the terms in it in any way.

2	The terms set out in this letter and all action taken pursuant thereto shall be governed by and construed in accordance with Irish law.

3	Receipt of documents will not be acknowledged. All documents and remittances sent by or to a holder of Fleetmatics Options, holder of Fleetmatics Share Awards or participant in the ESPP will be sent at that person’s risk.

4	Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Fleetmatics and for no-one else in relation to the matters referred to in this document. In connection with such matters, Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, each of their affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Fleetmatics for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

5	Morgan Stanley has given and not withdrawn its written consent to the issue of this document or the inclusion of the reference to its name in the form of context to which it appears.